EXHIBIT 10.52.1

Each of the executive officers of Micro Therapeutics, Inc. identified in the table below is party to a letter agreement with Micro Therapeutics, Inc. and ev3 Inc. in substantially the form attached as Exhibit 10.52. Each letter agreement is identical except for such executive officer’s title, which is set forth in the table below.

Name of Executive	Title
Earl Slee	Vice President, Research and Development
William Dippel	Vice President, Operations
Amy Walters	Vice President, Clinical, Regulatory, Quality Assurance
Thomas Fogarty	Vice President, Sales and Marketing